As filed with the Securities and Exchange Commission on August 23, 2013.	Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

Independent Bank Corporation
(Exact name of registrant as specified in its charter)
_________________________

Michigan	6021	38-2032782
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

230 West Main Street
Ionia, Michigan 48846
(616) 527-5820
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert N. Shuster
Chief Financial Officer
230 West Main Street
Ionia, Michigan 48846
(616) 527-5820
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies to:

Michael G. Wooldridge Varnum LLP 333 Bridge Street, P.O. Box 352 Grand Rapids, Michigan 49501-0352 (616) 336-6000	Tom W. Zook Lewis, Rice & Fingersh, L.C. 600 Washington Avenue, Suite 2500 St. Louis, Missouri 63101 (314) 444-7600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value per share	$3,593,750	(1)	$490.19	(2)
(1)The registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") based on the proposed maximum aggregate offering price. The Registrant previously registered securities with a proposed maximum aggregate offering price of $98,900,000 on the Registration Statement on Form S-1, as amended (File No. 333-190513) which was declared effective on August 22, 2013 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum offering price of $3,593,750 are hereby registered, which includes shares subject to the underwriters’ overallotment option.
(2)The Registrant previously paid filing fees of $13,489.96 in connection with the Prior Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the "Commission") by Independent Bank Corporation. (the "Company") pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-190513) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on August 22, 2013, are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business on August 23, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ionia, State of Michigan, on August 22, 2013.

Independent Bank Corporation
(Registrant)

By:	/s/ Robert N. Shuster	Date: August 22, 2013
Robert N. Shuster
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert N. Shuster	Executive Vice President and Chief Financial	August 22, 2013
Robert N. Shuster	Officer (Principal Financial Officer)

/s/ William B. Kessel	Director, President and Chief Executive Officer	August 22, 2013
William B. Kessel	(Principal Executive Officer)

/s/ James J. Twarozynski	Senior Vice President and Controller	August 22, 2013
James J. Twarozynski	(Principal Accounting Officer)

*	Director	August 22, 2013
Donna J. Banks

*	Director	August 22, 2013
Jeffrey A. Bratsburg

*	Director	August 22, 2013
Stephen L. Gulis, Jr.

*	Director	August 22, 2013
Terry L. Haske

*	Director	August 22, 2013
Robert L. Hetzler

*	Director	August 22, 2013
James E. McCarty

Director
Charles A. Palmer

*	Director	August 22, 2013
Charles C. Van Loan

*	Director	August 22, 2013
Michael M. Magee, Jr.

*	Director	August 22, 2013
William J. Boer

By:	/s/ Robert N. Shuster
*By Robert N. Shuster, Attorney in Fact

EXHIBIT INDEX
Exhibit Number	Description

5.1	Opinion of Varnum LLP.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Varnum LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1 (Registration No. 333-190513)).